Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in Registration Statement (No. 333-105576) on Form S-8 of Williams Industries, Incorporated of our report dated September 5, 2003, relating to the consolidated financial statements and financial statement schedule of Williams Industries, Incorporated appearing in this Annual Report on Form 10-K of Williams Industries, Incorporated for the year ended July 31, 2005.


/s/ Aronson & Company
----------------------
Rockville, Maryland
October 12, 2005